Exhibit 99.3

REVISED SCHEDULE II: VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

Schedule II
H. J. Heinz Corporation II and Subsidiaries

VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

Successor Period February 8, 2013 to December 29, 2013, Predecessor Period April 29, 2013 to June 7, 2013,
and Fiscal Years Ended April 28, 2013, April 29, 2012 and April 27, 2011

(In thousands)

Description	Balance at beginning of period	Charged to costs and expenses	Deductions	Exchange	Balance at end of period
Successor period ended December 29, 2013:
Reserves deducted in the balance sheet from the assets to which they apply:
Trade receivables	$—	$1,805	$1,191	$70	$684
Other receivables	$—	$98	$—	$—	$98
Predecessor period ended June 7, 2013:
Reserves deducted in the balance sheet from the assets to which they apply:
Trade receivables	$7,957	$(125)	$268	$(4)	$7,560
Other receivables	$360	$47	$—	$—	$407
Fiscal year ended April 28, 2013:
Reserves deducted in the balance sheet from the assets to which they apply:
Trade receivables	$10,680	$1,937	$4,484	$(176)	$7,957
Other receivables	$607	$(183)	$64	$—	$360
Fiscal year ended April 29, 2012:
Reserves deducted in the balance sheet from the assets to which they apply:
Trade receivables	$10,909	$4,220	$3,807	$(642)	$10,680
Other receivables	$503	$108	$8	$4	$607
Fiscal year ended April 27, 2011:
Reserves deducted in the balance sheet from the assets to which they apply:
Trade receivables	$10,196	$1,997	$2,053	$769	$10,909
Other receivables	$268	$203	$—	$32	$503